EXHIBIT 99.1

Rockwell Medical Reports First Quarter 2018 Results

Conference call at 4:30 p.m. EDT today, May 10

WIXOM, Mich., May 10, 2018 (GLOBE NEWSWIRE) -- Rockwell Medical, Inc. (NASDAQ:RMTI), a fully-integrated specialty pharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron replacement, secondary hyperparathyroidism and hemodialysis, reported results for the first quarter ended March 31, 2018.

Q1 2018 Financial Highlights

  Sales were $14.9 million, an increase of 2.4% over the first quarter of 2017.
  Gross profit in the first quarter of 2018 was $29,507, compared with $2.4 million in the first quarter of 2017; gross profit from our concentrate business was offset by expenses related to our drug business.
  Net Loss for the first quarter of 2018 was ($6.5) million or ($0.13) per share compared to ($4.7) million or ($0.09) per share in the first quarter of 2017.
  Cash and investments were $28.1 million at March 31, 2018.
  Cash used in operating activities was $4.6 million, which included $0.5 million for a shareholder settlement in the first quarter.
  Net working capital was $35.8 million at March 31, 2018.

Corporate Highlights

  There are proposals before the U.S. Congress and the Centers for Medicare and Medicaid Services (CMS) to provide separate reimbursement for Triferic.
  Data reported from clinics using Triferic via the drug sample program continues to show favorable clinical benefits for patients and cost savings for providers.
  Completed the clinical equivalence study for Triferic IV infusion presentation enabling near-term FDA submission for marketing approval.
  Met with the European Medicines Agency (EMA) and received Final Scientific Advice confirming clinical study design for European regulatory approval.
  Presented Triferic data at the 2018 Asia Pacific Congress of Nephrology, March 27-31 in Beijing, China.
  Presented Triferic data in pediatric patients and in patients on intraperitoneal dialysis at the Annual Dialysis Conference, March 3-6, in Orlando, Florida.
  Presented data on the pharmacokinetics of Triferic in Peritoneal Dialysis patients at the International Congress on Peritoneal Dialysis, May 5-8 in Vancouver, Canada.

Mr. Robert L. Chioini, Chief Executive Officer of Rockwell stated, “We continue to work with federal policymakers to obtain separate reimbursement for Triferic. Our work with policy makers in Washington D.C. to ensure hemodialysis patients across the U.S. will have access to new, innovative therapies like Triferic continues to move in the right direction. There has been recent emphasis on spurring innovation in the U.S. renal market by those in Washington and we have strong support from key members of Congress and from senior officials within the Administration to make our innovative therapy accessible to the estimated 500,000 hemodialysis patients in the United States. Although we cannot be certain, based on our progress to date, we believe that Triferic has the potential to be granted separate reimbursement.”

Conference Call Information
Rockwell Medical will be hosting a conference call to review its 2018 first quarter today, Thursday, May 10, 2018 at 4:30 p.m. EDT.  Investors are encouraged to call a few minutes in advance at (866) 548-4713, or for international callers (323) 794-2093, Conference ID #3644040. To listen to the call via webcast, please go to the Rockwell Medical IR web page:  http://ir.rockwellmed.com/

About Triferic
Triferic is the only FDA approved drug indicated to replace iron and maintain hemoglobin in hemodialysis patients suffering from anemia. Via dialysate during each dialysis treatment, Triferic replaces the 5-7 mg iron loss that occurs in all patients, effectively maintaining their iron balance. Unlike IV iron products, Triferic binds iron immediately and completely to transferrin (carrier of iron in the body) upon entering the blood and it is then transported directly to the bone marrow to be incorporated into hemoglobin, with no increase in ferritin (stored iron and inflammation) and no anaphylaxis, addressing a significant unmet need in overcoming Functional Iron Deficiency (FID) in ESRD patients. Please visit www.triferic.com to view the Triferic mode-of-action (MOA) video and for more information.

About Rockwell Medical, Inc.
Rockwell Medical, Inc. (“Rockwell”) is a fully-integrated pharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis.

Rockwell’s FDA approved drug Triferic is indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients suffering from anemia. Triferic delivers iron to patients during their regular dialysis treatment, using dialysate as the delivery mechanism. Triferic has demonstrated that it safely and effectively delivers sufficient iron to the bone marrow and maintains hemoglobin, without increasing iron stores (ferritin). Rockwell intends to market Triferic to hemodialysis patients in the U.S. dialysis market and globally.

Rockwell’s FDA approved generic drug Calcitriol is indicated for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy.  Rockwell intends to market Calcitriol to hemodialysis patients in the U.S. dialysis market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s dialysis concentrate products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell has three U.S. manufacturing/distribution facilities.

Rockwell’s novel renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell has also obtained licenses for certain dialysis related drugs which we are developing and planning to market globally. Please visit www.rockwellmed.com for more information.

Forward-Looking Statement Disclaimer
Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to sell and market Calcitriol and Triferic. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, (including without limitation those set forth in Rockwell’s SEC filings), many of which are beyond our control, actual results could be materially different. Rockwell expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Triferic® is a registered trademark of Rockwell Medical, Inc.
Investor Contact:
Michael Rice
LifeSci Advisors
(646) 597-6979
mrice@lifesciadvisors.com

Media Contact:
Matt Middleman
LifeSci Public Relations
(646) 627-8384
matt@lifescipublicrelations.com

Source: Rockwell Medical, Inc.

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

For the three months ended March 31, 2018 and March 31, 2017

(Unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Sales	$14,948,579	$14,592,254
Cost of Sales	14,919,072	12,234,782
Gross Profit	29,507	2,357,472
Selling, General and Administrative	5,061,955	6,100,715
Research and Product Development	1,666,356	1,214,851
Operating Income (Loss)	(6,698,804)	(4,958,094)
Interest and Investment Income	169,283	216,071
Income (Loss) Before Income Taxes	(6,529,521)	(4,742,023)
Income Tax Expense	—	—
Net Income (Loss)	$(6,529,521)	$(4,742,023)

Basic Earnings (Loss) per Share	$(0.13)	$(0.09)

Diluted Earnings (Loss) per Share	$(0.13)	$(0.09)

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of March 31, 2018 and December 31, 2017

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and Cash Equivalents	$3,278,087	$8,406,917
Investments Available for Sale	24,821,682	24,648,459
Accounts Receivable, net of a reserve of $3,400 in 2018 and $11,000 in 2017	5,993,708	6,355,566
Inventory	8,544,854	7,637,384
Other Current Assets	1,607,440	1,779,992
Total Current Assets	44,245,771	48,828,318
Property and Equipment, net	2,572,619	2,548,978
Inventory, Non-Current	3,722,901	5,986,752
Intangible Assets	3,940	4,028
Goodwill	920,745	920,745
Other Non-current Assets	490,703	490,819
Total Assets	$51,956,679	$58,779,640
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	$4,012,341	$4,222,159
Accrued Liabilities	4,191,501	4,715,712
Customer Deposits	235,078	205,303
Total Current Liabilities	8,438,920	9,143,174

Deferred License Revenue	16,150,609	16,723,318

Shareholders’ Equity:
Common Shares, no par value, 51,768,424 and 51,768,424 shares issued and outstanding	274,386,910	273,210,907
Accumulated Deficit	(246,791,897)	(240,262,376)
Accumulated Other Comprehensive Income	(227,863)	(35,383)
Total Shareholders’ Equity	27,367,150	32,913,148
Total Liabilities And Shareholders’ Equity	$51,956,679	$58,779,640

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2018 and March 31, 2017

(Unaudited)

	2018	2017
Cash Flows From Operating Activities:
Net (Loss)	$(6,529,521)	$(4,742,023)
Adjustments To Reconcile Net Loss To Net Cash Used In Operating Activities:
Depreciation and Amortization	129,076	130,215
Share Based Compensation—Non-employee	68,654	19,071
Share Based Compensation—Employees	1,107,349	2,259,316
Increase in Inventory Reserves	1,296,954	—
Loss on Disposal of Assets	3,083	3,350
Loss on Sale of Investments Available for Sale	2,892	—
Changes in Assets and Liabilities:
Decrease (Increase) in Accounts Receivable	295,973	(344,500)
Decrease (Increase) in Inventory	59,427	(2,291,108)
Decrease in Other Assets	238,438	160,406
(Decrease) in Accounts Payable	(209,208)	(1,914,780)
(Decrease) Increase in Other Liabilities	(494,969)	2,160,268
(Decrease) in Deferred License Revenue	(504,528)	(498,120)
(Decrease) in Deferred Drug License Revenue	(68,181)	(93,181)
Changes in Assets and Liabilities	(685,666)	(2,821,015)
Cash (Used In) Operating Activities	(4,604,561)	(5,151,086)
Cash Flows From Investing Activities:
Purchase of Investments Available for Sale	(1,416,665)	—
Sale of Investments Available for Sale	1,050,554	31,123
Purchase of Equipment	(155,712)	(162,003)
Proceeds on Sale of Assets	—	450
Cash (Used In) Investing Activities	(521,823)	(130,430)
Cash Flows From Financing Activities:
Cash (Used In) Provided By Financing Activities	—	—

Effects of exchange rate changes	(2,446)	632
(Decrease) In Cash	(5,128,830)	(5,280,884)
Cash At Beginning Of Period	8,406,917	17,180,594
Cash At End Of Period	$3,278,087	$11,899,710